Exhibit 99.1

Press Release

Insight Acquisition Corp. and Avila Energy Corporation announce they have mutually agreed to terminate their Business Combination Agreement

New York, NY / Calgary, AB – August 11, 2023 – Insight Acquisition Corp. (NASDAQ: INAQ) and Avila Energy Corporation (CSE:VIK, OTCM:PTRVF and FRA:6HG0), announced today that on August 10, 2023, they mutually agreed to terminate, effective immediately, their previously announced Business Combination Agreement by and among Insight Acquisition Corp. (“Insight Acquisition”), Avila Amalco Sub Inc. and Avila Energy Corporation (“Avila”), dated as of April 3, 2023 (the “BC Agreement”). As part of the termination of the BC Agreement, Avila has agreed to pay Insight US$300,000 as partial reimbursement of its costs relating to the BC Agreement prior to April 1, 2024.

“Due primarily to the changes that have occurred in the SPAC market and the difficulties in arranging financing, Avila and Insight have determined that now is not the right time for Avila to list on NASDAQ. We look forward to continuing our business relationship with Insight’s management team,” said Leonard van Betuw, the CEO of Avila.

“While Insight has agreed to terminate the BC Agreement with Avila, the Insight management team intends to maintain its professional relationship with Avila and monitor their progress,” said Michael Singer, Executive Chairman of Insight Acquisition.

About Insight Acquisition Corp.

Insight Acquisition Corp. is a special purpose acquisition company formed solely to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. Insight Acquisition Corp. is sponsored by Insight Acquisition Sponsor LLC. For additional information, please insightacqcorp.com.

About Avila Energy Corporation

Avila is an emerging CSE listed corporation trading under the symbol (‘VIK’), and in combination with an expanding portfolio of 100% Owned and Operated oil and natural gas production, pipelines and facilities is a licensed producer, explorer, and developer of Energy in Canada. Avila’s long-term vision is to achieve through the implementation of a closed system of carbon capture and sequestration, an established path towards the material reduction of Tier 1, Tier 2 and Tier 3 emissions and continues to work towards becoming a vertically Integrated Carbon Neutral Energy Producer. Avila’s goals are to be achieved by focusing on the application of proven geological, geophysical, engineering, and production techniques in combination and the direct sale of energy to both residential and commercial consumers.

Forward-Looking Statements

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our 2022 Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

Contacts

Insight Acquisition Corp.

Gateway Group

Cody Slach and Georg Venturatos

949-574-3860

INAQ@gatewayir.com

Avila Energy Corporation

Ronnie Shporer, Investor Relations, North America or

Peter Nesveda, Investor Relations, International or

Leonard B. Van Betuw, President & CEO

Emails:

Ronnie Shporer: ron.s@avilaenergy.com

Peter Nesveda: peter@intuitiveaustralia.com.au

Leonard B. Van Betuw: leonard.v@avilaenergy.com